UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2024

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2024, Nightfood Holdings, Inc. (“NGTF”), Future Hospitality Ventures Holdings Inc., a Nevada corporation, and its subsidiaries (“FHVH”), Sean Folkson as the holder of all issued and outstanding Series A Preferred Stock of NGTF (the “NGTF Series A Shareholder”) and Lei Sonny Wang, the sole shareholder of FHVH (the “FHVH Shareholder”) completed the exchange of shares by which FHVH became a wholly-owned subsidiary of NGTF. The exchange of shares was pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) previously announced by NGTF in a Current Report on Form 8-K filed on January 26, 2024 (the “Current Report”).

As disclosed in the Current Report, the FHVH Shareholder exchanged all 1,000 shares of common stock, $0.001 par value per share, of FHVH owned by him to NGTF for: (i) all 1,000 issued and outstanding shares of NGTF’s Series Super Voting A Preferred Stock held by the NGTF Series A Shareholder, and (ii) an aggregate of 13,333 newly issued shares of NGTF’s Series C Convertible Preferred Stock, each of which shall convert into 6,000 shares of common stock at $0.025 per share.

In accordance with the Share Exchange Agreement, effective February 2, 2024, Sean Folkson resigned as chief executive officer of NGTF. Mr. Folkson’s decision to resign was not the result of any disagreement relating to NGTF’s operations, policies and practices.

On February 2, 2024, Mr. Folkson, NGTF and Nightfood, Inc. entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Folkson will (1) continue to serve as a director of NGTF, subject to shareholder approval, for no less than the company’s first twelve (12) months on the NASDAQ Capital Market should a successful uplisting occur, during which time both NGTF and its board of directors (the “Board”) will use its best effort to maintain Mr. Folkson’s directorship and (2) will serve as president of Nightfood, Inc. until December 31, 2024, which may date be extended.

Mr. Folkson will receive cash and equity compensation as a director commensurate with the compensation received by other directors. Unless either party provides the other written notice at least 45 days before the end of the Consulting Agreement’s term of its intention to terminate, then the Consulting Agreement will renew automatically for one-year terms. The Consulting Agreement can be terminated for cause without notice. Upon termination of the Consulting Agreement for any reason, Mr. Folkson will receive NGTF common stock with a market value equal to $125,000 based on the average closing price for the last 10 trading days, which stock will be deemed fully earned as of the termination. Additionally, if the Consulting Agreement is terminated prior to December 31, 2024, then Mr. Folkson will be entitled to continue to receive his Base Salary from the termination date until December 31, 2024. If Mr. Folkson is removed as a director of NGTF earlier than one year after NGTF’s successful uplist to any national securities exchange, then he will receive NGTF common stock with a market value equal to $500,000 based on the average closing price for the last 10 trading days, which stock will be deemed fully earned on the date he was removed from the Board.

In exchange for his services, Mr. Folkson will receive a minimum annual salary of $120,000 ("Base Salary"), payable monthly. Mr. Folkson will be paid $6,000 per month of his Base Salary until NGTF completes a capital raise of not less than $1,000,000 or NGTF develops a monthly positive cash flow greater than $10,000 (the “Financial Conditions”). Until the Financial Conditions are met, any unpaid portion of the Base Salary will accrue. Nightfood, Inc. and NGTF have agreed that the entirety of the Base Salary will accrue between December 1, 2023 and February 29, 2024. The payments of $6,000 will begin on March 1, 2024. Upon meeting the Financial Conditions or successfully uplisting to NASDAQ, the parties will create a payment schedule to ensure payment of the full salary and accrued income within three to nine months, including $57,000 in consulting fees owed to Mr. Folkson as of November 1, 2023 pursuant to a consulting agreement dated December 27, 2021 between Mr. Folkson and NGTF. Mr. Folkson will be entitled to cash and equity bonuses based on certain conditions, beginning with the three-month period ending March 31, 2024 and quarterly thereafter. The cash bonus will equal 2% of Nightfood, Inc.’s revenues, including royalties, during the quarterly period, which will be paid no later than 15 days after the close of the quarterly period to which it relates. The equity bonus will be paid in any quarter where gross Nightfood, Inc. revenues exceed $250,000, commencing with the three-month period ending March 31, 2024 and quarterly thereafter. The equity bonus will be paid in NGTF common stock with a market value equal to 10% of gross quarterly revenues for the applicable period, based on the average closing price for the last 10 trading days. Such stock shall be deemed fully earned as of the last day of the applicable quarter and issued within 30 days of the end of the quarter. The cash and equity bonuses will be paid during the term of the Consulting Agreement and for 36 months afterward. Should NGTF sell all shares of Nightfood, Inc., its business, or any rights to any other party to manufacture, market, and distribute products under the Nightfood brand name, then Mr. Folkson will receive a cash bonus equal to 2% of the sale price and/or any royalties earned by NGTF or Nightfood, Inc. payable by NGTF in cash or as a percentage of any securities received and an equity bonus equal to 10% of the sale price and/or any royalties earned by NGTF or Nightfood, Inc. payable by NGTF in cash or as a percentage of any securities received (the “Sale Bonus”). The Sale Bonus will be paid with respect to any transaction during the term of the Consulting Agreement or that is consummated within 36 months thereafter.

Upon Mr. Folkson’s resignation, and pursuant to the Share Exchange Agreement, effective February 2, 2024, the Board of NGTF appointed Lei Sonny Wang to the Board and to act as chief executive officer of NGTF. Lei Sonny Wang, 44, founded and has served as chief executive officer of Future Hospitality Ventures Holdings Inc., a service robots distribution company to address operational inefficiencies in the hospitality industry, since October 28, 2023. On October 17, 2017, Mr. Wang established, and acted as executive director of, Intelligent Ventures Group Inc., which specializes in scaling and reviving California’s early-stage and distressed small businesses through turnkey management. On March 1, 2019, Mr. Wang joined Tri Cascade Inc. as the Executive Director of Business Development, an early-stage IoT device manufacturing and smart device development company focusing on deploying Outdoor Air Quality Monitor applications to address high-density urban air population concerns. On March 2, 2020, Mr. Wang joined Komfort IQ as the Chief Revenue Officer, an IoT startup enhancing energy efficiency in commercial office spaces by up to 60%. On January 5, 2022, Mr. Wang joined Retrofitek Inc., a startup distribution company innovating in the HVAC sector with energy-saving coating technologies, as the interim CEO. Mr. Wang studied Political Science at the University of California, Santa Barbara, and obtained degrees in Consumer Behavior and Business Administration from the University of North Texas. Mr. Wang’s history in managing, launching, and growing companies that address critical challenges uniquely positions him as a qualified board member. NGTF believes that Mr. Wang’s strategic vision, combined with his operational experience, will contribute to creative problem-solving, business development, fundraising, and overall management.

In connection with his appointment as chief executive officer, NGTF and Mr. Wang entered into an employment agreement effective as of February 2, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Wang will serve his initial term beginning February 2, 2024 (the “Effective Date”) ending on the earlier of (i) the one year anniversary of the Effective Date or (ii) the termination of the Employment Agreement (the “Initial Term”). The Initial Term will be automatically extended for additional one-year terms (each a “Renewal Term”), unless NGTF or Mr. Wang provides the other with notice, at least 30 days prior to the expiration of the current term, of its desire not to renew the Employment Agreement. For his services, Mr. Wang will receive an annual base salary of $120,000, payable monthly beginning on the Effective Date. Until NGTF completes an additional two mergers and a capital raise in excess of $1,000,000 gross proceeds, or NGTF has financial capabilities to support the Base Salary, Mr. Wang will be paid $6,000 per month of the Base Salary, and the unpaid portion of the Base Salary will accrue.

The Employment Agreement may be terminated with or without cause by NGTF and may be terminated with or without good reason by Mr. Wang. If NGTF terminates the agreement for cause, then NGTF will (i) pay Mr. Wang any unpaid Base Salary, benefits and any unreimbursed expenses within 10 days after the termination date; (ii) any unvested portion of equity granted to Mr. Wang through any agreement, including restricted stock awards, will be automatically forfeited; and (iii) both parties’ rights and obligations will cease, other than rights or obligations that arose prior to the termination date or in connection with the termination. If NGTF terminates the agreement without cause, then NGTF will (i) pay Mr. Wang any Base Salary or other amounts accrued and any unreimbursed expenses incurred within 10 days following the termination date; (ii) pay Mr. Wang a lump sum equal to the Base Salary that would have been paid to Mr. Wang for the remainder of the Initial Term or Renewal Term within 10 days of the termination; (iii) any grant of equity made to Mr. Wang, to the extent not vested, will automatically vest; and (iv) both parties’ rights and obligations will cease, other than rights or obligations that arose prior to the termination date or in connection with the termination. Should Mr. Wang terminate the Employment Agreement with good reason, then he will be entitled to the benefits payable to him as if the Employment Agreement had been terminated without cause. If Mr. Wang terminates the Employment Agreement without good reason, then he will be entitled to the benefits payable to him as if the Employment Agreement had been terminated with cause.

With regards to intellectual property, Mr. Wang has agreed that any work product resulting from the Employment Agreement will be the sole and exclusive property of NGTF and has irrevocably assigned all right, title and interest worldwide in and to any work product to NGTF. NGTF may also sublicense any work product resulting from the Employment Agreement.

The foregoing descriptions of the Consulting Agreement and the Employment Agreement are each qualified in their entirety by reference to the Consulting Agreement and the Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Consulting Agreement between Nightfood Holdings, Inc. and Sean Folkson, dated February 2, 2024.
10.2	Employment Agreement between Nightfood Holdings, Inc. and Lei Sonny Wang, dated February 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2024

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Lei Sonny Wang
Name:	Lei Sonny Wang
Title:	Chief Executive Officer

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